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                                                                       EXHIBIT 5


March 19, 1999

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011-2404

                Re: Registration Statement on Form S-4 relating to the Exchange
                    Offer respecting Notes and Debentures in the aggregate principle amount of $700,000,000
                    --------------------------------------------------

Ladies and Gentlemen:

        As special counsel to Rite Aid Corporation, a Delaware corporation
(the "Company"), we are rendering this opinion as to the legality of the $700,000,000 aggregate principal amount of the Company's Debentures and Notes (the "Securities") to be registered pursuant to the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

        In connection herewith, we have examined originals or copies of (i) the Registration Statement, (ii) the Indenture, dated as of December 21, 1998 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), (iii) the Restated Certificate of Incorporation and By-laws of the Company, as amended to date, and (iv) records of certain corporate proceedings of the Company relating to, among other things, the Securities. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have

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Rite Aid Corporation
March 19, 1999
Page 2

executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

        In rendering the opinion set forth below, we have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective, (ii) all Securities will have been issued in compliance with applicable federal and states securities laws, (iii) the Trustee is validly existing with all requisite power and authority to enter into the Indenture and perform its obligations thereunder, (iv) the Indenture has been duly executed and delivered by the Trustee and the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, and (v) the Securities will have been duly executed by the Company, authenticated by the Trustee, and issued and delivered against receipt of the consideration therefor approved by the Company, in each case as provided in the Indenture.

        Based upon and subject to the forgoing, we are of the opinion that the Securities, when so issued and delivered, will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Our opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the use of our name in the Registration Statement, in the related prospectus as the same appears under the caption "Legal Matters" and in any supplement to such prospectus, and to the use of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,


                                                /s/ Morgan, Lewis & Bockius LLP